TD SYNNEX CORPORATION
2020 STOCK INCENTIVE PLAN
NOTICE OF PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD
You have been granted the following Performance-Based Restricted Stock Units (each, a “PBRSU”) representing Common Stock of TD SYNNEX Corporation (the “Company”) under the Company’s 2020 Stock Incentive Plan (the “Plan”).
Name of Participant:
Total Number of PBRSUs:
Date of Grant:
Vesting Commencement Date:
Vesting Schedule:    These PBRSUs will vest based on the achievement of the performance target relating to the financial performance of Hyve Solutions US Global Holding Corporation (“Hyve”) over a three (3)-year performance period, in each case, as described in Appendix A attached hereto, and conditioned on continuous Service for Hyve through the end of such performance period.
By your signature and the signature of the Company’s representative below, you and the Company agree that these PBRSUs are granted under and governed by the term and conditions of the Plan, the Performance-Based Restricted Stock Unit Agreement, and Appendix A, all of which are attached to and made a part of this document.
By signing this document (including by means of electronic signatures or “click-through” electronic acceptance) you further agree that the Company may deliver by e-mail all documents relating to the Plan or this Award (including without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it will notify you by e-mail.
Notwithstanding the foregoing, even if you do not provide one of the means of acceptance described above, but your conduct evidences an intent to accept the benefits provided herein, including but not limited to, accepting Shares upon vesting of the PBRSUs, as determined by the Company in its sole discretion, then you will be deemed to have accepted, and will be bound by, the terms of the Plan, the Performance-Based Restricted Stock Unit Agreement and this document, to the extent permitted under applicable law (generally, a “deemed acceptance”).

[NAME OF PARTICIPANT] Print Name	TD SYNNEX CORPORATION By: Its:
TD SYNNEX Corporation
Notice of Performance-Based Restricted Stock Unit Award

TD SYNNEX CORPORATION
2020 STOCK INCENTIVE PLAN
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

Payment for Performance-Based Restricted Stock Units	No cash payment is required for the Performance-Based Restricted Stock Units (each, a “PBRSU”) you receive. You are receiving the PBRSUs in consideration for Services rendered by you.
Governing Plan	The PBRSUs you are receiving are granted pursuant and subject in all respects to the applicable provisions of the Plan, which is incorporated herein by reference. Terms not otherwise defined in this Performance-Based Restricted Stock Unit Agreement, including the Additional Terms and Conditions for Participants attached hereto (this “Agreement”) have meanings ascribed to them in the Plan.
Grant of Restricted Stock Units
The Company grants you the number of PBRSUs as set forth in the Notice of Performance-Based Restricted Stock Unit Award. The PBRSUs are subject to the terms and conditions of this Agreement and the Plan. These PBRSUs are intended to reward service for and the increased financial performance of Hyve.

Vesting
The PBRSUs that you are receiving will vest as described in Appendix A attached hereto and as shown in the Notice of Performance-Based Restricted Stock Unit Award.
No PBRSUs vest after your Service for Hyve as an Employee or a Consultant has terminated for any reason unless the Committee determines otherwise as provided under the Forfeiture section below. For purposes of your PBRSUs granted under this Agreement, “Service” shall mean your Service as an Employee of or Consultant to Hyve, or your Service as an Employee of or Consultant to the Company if your Services are principally provided to Hyve. For example, even if your Service to the Company continues, if your Service for Hyve is terminated, then no further vesting with respect to your PBRSUs will occur. If your Service to the Company is terminated, then your Service for Hyve will be deemed to terminate concurrently with such termination of your Service to the Company. Service will not include any termination notice period or similar “garden leave” period.

TD SYNNEX Corporation
Performance-Based Restricted Stock Unit Agreement

Forfeiture
If your Service for Hyve terminates for any reason, then your PBRSUs will be forfeited to the extent that they have not vested before the termination date and do not vest as a result of termination. In connection with your Retirement from Hyve, the Committee (or its authorized delegate) may provide, in its sole discretion, that you shall retain a pro-rated amount of any unvested portion of your PBRSUs as calculated below, other than any PBRSUs with a grant date less than three (3) months prior to your Retirement, and any such retained unvested PBRSUs shall remain outstanding and eligible to vest upon the conclusion of the performance period based on the certification by the Committee of the extent to which Hyve’s performance metrics have been achieved. The pro-rated amount of any unvested portion of your PBRSUs that will be eligible to become vested in connection with your Retirement as provided above shall be equal to the total number of PBRSUs shown in the Notice of Performance-Based Restricted Stock Unit Award, multiplied by a fraction, (i) the numerator of which shall be the total number of days of continuous Service you provided from the beginning of the performance period until the effective date of your Retirement, and (ii) the denominator of which shall be the total numbers of days during the performance period. Any vesting on account of your Retirement shall be subject to such additional conditions as the Committee or its authorized delegate may impose, including but not limited to execution of a standard release of claims, continued compliance with certain restrictive covenants, and you providing at least three (3) months’ written notice prior to the effective date of your Retirement.
For purposes of this Agreement, “Retirement” means the termination of your employment with Hyve other than for Cause, Disability or death, and upon the date of such termination, all of the following are true: (i) you have attained at least fifty-seven (57) years of age; (ii) you have completed at least five (5) years of continuous Service and (ii) the sum of your age plus your completed years of Service upon such termination is equal to at least sixty-five (65).
For purposes of this Agreement, “Cause” means (i) commission of a felony, an act involving moral turpitude, or an act constituting

TD SYNNEX Corporation
Performance-Based Restricted Stock Unit Agreement

common law fraud, and which has a material adverse effect on the business or affairs of the Company, Hyve or their Affiliates or stockholders, (ii) intentional or willful misconduct or refusal to follow the lawful instructions of the person or persons to whom you report or (iii) intentional breach of Company or Hyve confidential information obligations which has an adverse effect on the Company, Hyve or their Affiliates or stockholders. For these purposes, no act or failure to act shall be considered “intentional or willful” unless it is done, or omitted to be done, in bad faith without a reasonable belief that the action or omission is in the best interests of the Company.
Unless otherwise provided by the Committee in its sole discretion, unvested PBRSUs will be forfeited upon termination of your Service with Hyve, even if (i) you are considered unfairly dismissed without good cause; (ii) you are dismissed for disciplinary or objective reasons due to a collective dismissal; (iii) you terminate Service due to a change of work location, duties or any other employment or contractual condition; (iv) you terminate Service due to a unilateral breach of contract by Hyve, the Company and/or another Subsidiary or Affiliate of the Company; or (v) your employment terminates for any other reason whatsoever (subject to a termination due to your Retirement as determined by the Committee in accordance with the above). Any forfeited unvested PBRSUs will immediately be cancelled and revert to the Company. You will receive no payment for PBRSUs that are forfeited.
Your PBRSUs will be forfeited on the date of certification by the Committee of Hyve’s achievement of performance metrics to the extent that the Committee does not certify that the performance metrics were achieved.
Any forfeited unvested PBRSUs will immediately be cancelled. You receive no payment for PBRSUs that are forfeited.
The date that your Service ends shall be determined without regard to any applicable period related to notice of termination, compensation in lieu of notice, termination or severance pay, or any claim by you to such notice, compensation or pay (whether express, implied, contractual, statutory or arising otherwise under applicable law), as applicable in each case, provided that, in the case of your resignation, the date of termination may not be earlier than the date that notice of termination of Service was first provided by you to the Company, Hyve or any other Subsidiary or Affiliate of the Company employing you.

TD SYNNEX Corporation
Performance-Based Restricted Stock Unit Agreement

Leaves of Absence
For purposes of this Award, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave of absence was approved by the Company or Hyve in writing and if continued crediting of Service is required by the terms of the leave or by applicable law. But your Service terminates when the approved leave ends, unless you immediately return to active work.
If you go on a leave of absence, then the vesting schedule specified in the Notice of Performance-Based Restricted Stock Unit Award may be adjusted in accordance with Hyve’s or the Company’s leave of absence policy or the terms of your leave, as applicable. If you commence working on a part-time basis, then the vesting schedule specified in the Notice of Performance-Based Restricted Stock Unit Award may be adjusted as permitted by law in accordance with Hyve’s or the Company’s part-time work policy, as applicable, or the terms of an agreement between you and Hyve or the Company pertaining to your part-time schedule, as applicable.

Nature of Performance-Based Restricted Stock Units	Your PBRSUs are mere bookkeeping entries. They represent only the Company’s unfunded and unsecured promise to issue Shares on a future date. As a holder of PBRSUs, you have no rights other than the rights of a general creditor of the Company.
No Voting Rights or Dividends	Your PBRSUs carry neither voting rights nor rights to dividends. You, or your estate or heirs, have no rights as a stockholder of the Company unless and until your PBRSUs are settled by issuing Shares. No adjustments will be made for dividends or other rights if the applicable record date occurs before your Shares are issued, except as described in the Plan.
Performance-Based Restricted Stock Units Nontransferable	You may not sell, transfer, assign, pledge or otherwise dispose of any PBRSUs. For instance, you may not use your PBRSUs as security for a loan. If you attempt to do any of these things, your PBRSUs will immediately become invalid.

TD SYNNEX Corporation
Performance-Based Restricted Stock Unit Agreement

Settlement of Performance-Based Restricted Stock Units
Each of your vested PBRSUs will be settled when it vests; provided, however, that settlement of each PBRSU will be deferred to the first permissible trading day for the Shares, if later than the applicable vesting date.
For purposes of this Agreement, “permissible trading day” means a day that satisfies all of the following requirements: (a) the exchange on which the Shares are traded is open for trading on that day; (b) you are permitted to sell Shares on that day without incurring liability under section 16(b) of the Exchange Act, and (c) either (i) you are not in possession of material non-public information that would make it illegal for you to sell Shares on that day under Rule 10b-5 under the Exchange Act or (ii) Rule 10b5-1 under the Exchange Act would apply to the sale. Notwithstanding the foregoing, settlement of your vested PBRSUs may be delayed to a date following the first permissible trading day if the Company determines, in its discretion, that such a delay is necessary to comply with the Company’s insider trading policy or applicable securities laws.
Settlement of the PBRSUs shall be in the form of Shares. At the time of settlement, you will receive one Share for each vested PBRSU; provided, however, that no fractional Shares will be issued or delivered pursuant to the Plan, this Agreement, or Appendix A, and the Committee will determine whether cash will be paid in lieu of any fractional Share or whether such fractional Share and any rights thereto will be canceled, terminated or otherwise eliminated. In addition, the Shares are issued to you subject to the condition that the issuance of the Shares not violate any law or regulation.

TD SYNNEX Corporation
Performance-Based Restricted Stock Unit Agreement

Withholding Taxes and Stock Withholding
Regardless of any action that Hyve, the Company or the other Subsidiary or Affiliate employing you (your “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that Hyve, the Company and/or your Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the settlement of the PBRSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (2) do not commit to structure the terms of the Award or any aspect of the PBRSUs to reduce or eliminate your liability for Tax-Related Items.
Prior to the settlement of your PBRSUs, you shall pay or make adequate arrangements satisfactory to the Company and/or your Employer to satisfy all withholding and payment-on-account obligations of Hyve, the Company and/or your Employer. In this regard, you authorize Hyve, the Company and/or your Employer to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by Hyve, the Company and/or your Employer. With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Shares that otherwise would be issued to you when your PBRSUs are settled having a Fair Market Value equal to the amount necessary to satisfy the maximum legally required withholding amount, (b) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization), or (c) any other arrangement approved by the Company. The Fair Market Value of these Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes. Finally, you shall pay to Hyve, the Company or your Employer any amount of Tax-Related Items that Hyve, the Company or your Employer may be required to withhold as a result of your participation in the Plan or your acquisition of Shares that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares if you fail to comply with your obligations in connection with the Tax-Related Items as described in this section, and your rights to the Shares shall be forfeited if you do not comply with such obligations on or before December 31 of the calendar year in which the applicable vesting date for the PBRSUs occurs.

TD SYNNEX Corporation
Performance-Based Restricted Stock Unit Agreement

Restrictions on Resale	You agree not to sell any Shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.
No Retention Rights	Neither your Award nor this Agreement gives you the right to be employed or retained by the Company, Hyve or any other Subsidiary or Affiliate in any capacity. The Company, Hyve and its Subsidiaries and its Affiliates reserve the right to terminate your Service at any time, with or without cause, to the extent permitted by applicable law.
Adjustments
The number of PBRSUs covered by this Award shall be subject to adjustment in the event of a stock split, a stock dividend or a similar change in Company Shares, and in other circumstances, as set forth in the Plan. The forfeiture provisions described above will apply to all new, substitute or additional PBRSUs or securities to which you are entitled by reason of this Award.

Successors and Assigns
Except as otherwise provided in the Plan, this Agreement, or Appendix A, every term of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees and assigns.

Notice	Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon the earliest of personal delivery, receipt or the third full day following mailing with postage and fees prepaid, addressed to the other party hereto at the address last known in the Company’s records or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.
Section 409A of the Code	To the extent you are subject to Section 409A of the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (“Section 409A”), this Agreement is intended to comply with Section 409A and this Agreement’s provisions shall be interpreted in a manner consistent with such intent. You acknowledge and agree that changes may be made to this Agreement to avoid adverse tax consequences to you under Section 409A, to the extent applicable to you.

TD SYNNEX Corporation
Performance-Based Restricted Stock Unit Agreement

Applicable Law and Choice of Venue
This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).
For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Florida and agree that such litigation will be conducted only in the courts of Pinellas County, Florida or the federal courts of the United States for the Middle District of Florida.

Miscellaneous
You understand and acknowledge that (i) the Plan is entirely discretionary, (ii) the Company has reserved the right to amend, suspend or terminate the Plan at any time, (iii) the grant of your Award does not in any way create any contractual or other right to receive additional grants of awards (or benefits in lieu of awards) at any time or in any amount and (iv) all determinations with respect to any additional grants, including (without limitation) the times when awards will be granted, the number of Shares subject to the awards, and the vesting schedule, will be at the sole discretion of the Company.
The value of this Award shall be an extraordinary item of compensation outside the scope of your employment contract, if any, and shall not be considered a part of your normal or expected compensation for purposes of calculating severance, resignation, redundancy, notice of termination, compensation in lieu of notice, or end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, except as required by law.

TD SYNNEX Corporation
Performance-Based Restricted Stock Unit Agreement

You understand and acknowledge that participation in the Plan ceases upon termination of your Service for any reason, except as may explicitly be provided otherwise in the Plan, this Agreement, or Appendix A.
You understand that you may be in violation of local securities law if you sell Shares through a broker other than the broker arranged for by the Company, particularly if you sell Shares via a transaction in your local country as opposed to on the New York Stock Exchange. Please consult with your legal advisor if you have questions with regard to the application of local securities laws to the sale of any Shares you acquire upon settlement of your PBRSUs.
In the event that a court of applicable jurisdiction determines that the “deemed acceptance” of the terms of the Plan, this Agreement, Appendix A, and the Notice of Performance-Based Restricted Stock Unit Award is unenforceable, then the terms of the Plan, this Agreement, Appendix A and the Notice of Performance-Based Restricted Stock Unit Award shall be read and interpreted as if such deemed acceptance provision were not included therein.

The Plan and Other Agreements
The text of the Plan is incorporated in this Agreement by reference. All capitalized terms in this Agreement shall have the meanings assigned to them in the Plan. This Agreement (including Appendix A and the Additional Terms and Conditions for Participants attached hereto) and the Plan constitute the entire understanding between you and the Company regarding this Award. Any prior agreements, commitments or negotiations concerning this Award are superseded. This Agreement may be amended by the Committee without your consent; however, if any such amendment would materially impair your rights or obligations under the Agreement, this Agreement may be amended only by another written agreement, signed by you and the Company.

BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THE AGREEMENT (INCLUDING THE ADDITIONAL TERMS AND CONDITIONS FOR PARTICIPANTS) AND IN THE PLAN.

TD SYNNEX Corporation
Performance-Based Restricted Stock Unit Agreement

APPENDIX A
VESTING CONDITIONS

TD SYNNEX Corporation
Performance-Based Restricted Stock Unit Agreement – Appendix A

APPENDIX B
ADDITIONAL TERMS AND CONDITIONS FOR PARTICIPANTS IN:
TD SYNNEX Corporation
Performance-Based Restricted Stock Unit Agreement – Appendix B